EXHIBIT 10.15

AMENDMENT 2

TO EMPLOYMENT AGREEMENT

This Amendment 2, dated as of June 21, 2013, amends that certain Employment Agreement made and entered into on October 9, 2001, and amended on January 21, 2009 (collectively the “Employment Agreement”), by and between Globecomm Systems Inc., a Delaware corporation with principal offices located at 45 Oser Avenue, Hauppauge, NY 11788 (the “Company”), and David E. Hershberg (the “Executive”).

WHEREAS, since the Effective Date of the Employment Agreement, the Executive has been employed as an executive by the Company;

WHEREAS, Section 3(c)(i) of the Employment Agreement requires that the Company provide the Executive a term life insurance policy in the amount of three times his then annual Base Salary;

WHEREAS, the Executive has indicated an interest in having one or more whole life or other insurance policies rather than term life insurance;

WHEREAS, the Company has determined the premiums for the term life insurance meeting the requirements of Section 3(c)(i) of the Employment Agreement would cost significantly more than the premiums for whole life or other forms of life insurance of a value acceptable to the Executive; and

WHEREAS, the parties believe that it is desirable to modify the life insurance requirements in the Employment Agreement to reduce the costs to the Company while providing the Executive additional flexibility in obtaining life insurance.

NOW THEREFORE, in consideration of the above and the mutual covenants and agreements contained herein and in the Agreement, the Parties hereby agree to amend the Employment Agreement as follows:

1.	All capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Employment Agreement.

2.	Section 3(c)(i) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

Life Insurance. A term life insurance policy under the Company’s group term life insurance plan, in the amount allowable in accordance with such plan (which amount is, as of the date of this Amendment, $325,000), payable to the beneficiaries of record designated by the Executive. In addition to the group term life insurance, the Company agrees to reimburse the Executive for premiums of up to $83,500 per Company fiscal year, for any life insurance policy or policies that the Executive may select, with the right to designate the beneficiaries thereof.

3.	Except as amended herein, the terms and conditions of the Employment Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have entered into this Amendment as of the day and year first above written.

GLOBECOMM SYSTEMS INC.

Signature:	/s/ ANDREW C. MELFI

Printed Name:	Andrew C. Melfi

Title:	CFO
Date:	10 September 2013

EXECUTIVE

Signature:	/s/ DAVID E. HERSHBERG

Printed Name:	David E. Hershberg

Date:	10 September 2013